Sub-Item 77O - Transactions effected pursuant to Rule 10f-3


Series Number 14: ING American Century Small Cap Value Portfolio purchased Arch Coal, Inc. on 01/27/03. The underwriter from whom the issue was purchased was Salomon, Smith, Barney Shearson. The name of the affiliated underwriter was JP Morgan Chase. The aggregate principal amount of the purchase was $35,000 and the aggregate principal amount of the offering was $143,750,000. The purchase price was $50.00 and the offering price at the close of the first full business day on which any sales were made was $50.00. The commission, spread or profit was $1.50. The transaction complied with Rule 10f-3 of the Investment Company Act of 1940 and the Registrant's Board of Directors, including a majority of the independent directors, determined that the transaction was in compliance with the Registrant's Rule 10f-3 procedures.

Series Number 18: ING PIMCO Total Return Portfolio purchased Goldman Sachs Group Inc. on 01/06/03. The underwriter from whom the issue was purchased was Goldman Sachs Group Inc. The name of the affiliated underwriters were Banc of America Securities LLC, Banc One Capital Markets, Banco Santander (US), Bayerische Hypo-Und Vereinsbank AG, BNP Paribas, Commerzbank AG, Credit Agricole Indosuez, Daiwa Securities SMBC Europe Ltd., Doley Securities, Edward D. Jones & Co., HSBC Securities, J.P. Morgan Securities, Jackson Securities Incorporated, Nordea Bank Finland Plc, Pryor, Counst and Co., Raymond James & Associates Inc., Tokyo-Mitsubishi International Plc, US Bancorp Piper Jaffray and Wachovia Securities Inc. The aggregate principal amount of the purchase was $100,000 and the aggregate principal amount of the offering was $1,500,000,000. The purchase price was $99.973 and the offering price at the close of the first full business day on which any sales were made was $99.973. The commission, spread or profit was $110.00. The transaction complied with Rule 10f-3 of the Investment Company Act of 1940 and the Registrant's Board of Directors, including a majority of the independent directors, determined that the transaction was in compliance with the Registrant's Rule 10f-3 procedures.

Series Number 12: ING Salomon Brothers Investors Value Portfolio purchased American Electric Power Company on 02/27/03. The underwriter from whom the issue was purchased was JP Morgan. The name of the affiliated underwriter was Salomon Smith Barney. The aggregate principal amount of the purchase was 12,500 shares and the aggregate principal amount of the offering was 50,000,000 shares. The purchase price was $20.95 and the offering price at the close of the first full business day on which any sales were made was $20.95. The commission, spread or profit was $0.3457. The transaction complied with Rule 10f-3 of the Investment Company Act of 1940 and the Registrant's Board of Directors, including a majority of the independent directors, determined that the transaction was in compliance with the Registrant's Rule 10f-3 procedures.

Series Number 12: ING Salomon Brothers Investors Value Portfolio purchased Willis Group on 04/30/03. The underwriter from whom the issue was purchased was CS First Boston. The name of the affiliated underwriter was Salomon Smith Barney. The aggregate principal amount of the purchase was $155,000 and the aggregate principal amount of the offering was $667,309,100. The purchase price was $31.00 and the offering price at the close of the first full business day on which any sales were made was $31.00. The commission, spread or profit was $0.54. The transaction complied with Rule 10f-3 of the Investment Company Act of 1940 and the Registrant's Board of Directors, including a majority of the independent directors, determined that the transaction was in compliance with the Registrant's Rule 10f-3 procedures.


Series Number 13: ING Salomon Brothers Capital Portfolio purchased Tyco Intl. Group on 01/07/03. The underwriter from whom the issue was purchased was Morgan Stanley. The name of the affiliated underwriter was Salomon Smith Barney. The aggregate principal amount of the purchase was $250,000 and the aggregate principal amount of the offering was $1,500,000,000. The purchase price was $100.00 and the offering price at the close of the first full business day on which any sales were made was $100.00. The commission, spread or profit was $15.00. The transaction complied with Rule 10f-3 of the Investment Company Act of 1940 and the Registrant's Board of Directors, including a majority of the independent directors, determined that the transaction was in compliance with the Registrant's Rule 10f-3 procedures.

Series Number 13: ING Salomon Brothers Capital Portfolio purchased Tyco Intl. Group on 01/07/03. The underwriter from whom the issue was purchased was Morgan Stanley. The name of the affiliated underwriter was Salomon Smith Barney. The aggregate principal amount of the purchase was $125,000 and the aggregate principal amount of the offering was $3,000,000,000. The purchase price was $100.00 and the offering price at the close of the first full business day on which any sales were made was $100.00. The commission, spread or profit was $15.00. The transaction complied with Rule 10f-3 of the Investment Company Act of 1940 and the Registrant's Board of Directors, including a majority of the independent directors, determined that the transaction was in compliance with the Registrant's Rule 10f-3 procedures.

Series Number 12: ING Salomon Brothers Investors Value Portfolio purchased FirstEnergy Corp on 09/12/03. The underwriter from whom the issue was purchased was Morgan Stanley. The name of the affiliated underwriter was Citigroup Global Markets Inc. The aggregate principal amount of the purchase was 1,214,800 shares and the aggregate principal amount of the offering was 28,000,000 shares. The purchase price was $30.00 and the offering price at the close of the first full business day on which any sales were made was $30.00. The commission, spread or profit was $0.60. The transaction complied with Rule 10f-3 of the Investment Company Act of 1940 and the Registrant's Board of Directors, including a majority of the independent directors, determined that the transaction was in compliance with the Registrant's Rule 10f-3 procedures.

Series Number 12: ING Salomon Brothers Investors Value Portfolio purchased China Life Insurance Company on 12/12/03. The underwriter from whom the issue was purchased was Credit Suisse. The name of the affiliated underwriter was Citigroup Global Markets Inc. The aggregate principal amount of the purchase was 10,000 shares and the aggregate principal amount of the offering was 153,676,475. The purchase price was $18.68 and the offering price at the close of the first full business day on which any sales were made was $18.68. The commission, spread or profit was $0.39. The transaction complied with Rule 10f-3 of the Investment Company Act of 1940 and the Registrant's Board of Directors, including a majority of the independent directors, determined that the transaction was in compliance with the Registrant's Rule 10f-3 procedures.

Series Number 14: ING American Century Small Cap Value Portfolio purchased Tom Brown, Inc. on 09/10/03. The underwriter from whom the issue was purchased was Wachovia Securities. The name of the affiliated underwriter was JP Morgan Chase. The aggregate principal amount of the purchase was $30,900 and the aggregate principal amount of the offering was $281,318,750. The purchase price was $25.75 and the offering price at the close of the first full business day on which any sales were made was $25.75. The commission, spread or profit was $1.03. The transaction complied with Rule 10f-3 of the Investment Company Act of 1940 and the Registrant's Board of Directors, including a majority of the independent directors, determined that the transaction was in compliance with the Registrant's Rule 10f-3 procedures.

Series Number 14: ING American Century Small Cap Value Portfolio purchased National Financial Partners Corp. on 09/17/03. The underwriter from whom the issue was purchased was Merrill Lynch. The name of the affiliated underwriter was JP Morgan Chase. The aggregate principal amount of the purchase was $27,600 and the aggregate principal amount of the offering was $239,821,575. The purchase price was $23.00 and the offering price at the close of the first full business day on which any sales were made was $23.00. The commission, spread or profit was $1.61. The transaction complied with Rule 10f-3 of the Investment Company Act of 1940 and the Registrant's Board of Directors, including a majority of the independent directors, determined that the transaction was in compliance with the Registrant's Rule 10f-3 procedures.

Series Number 14: ING American Century Small Cap Value Portfolio purchased Overnight Corporation on 10/30/03. The underwriter from whom the issue was purchased was Merrill Lynch. The name of the affiliated underwriter was JP Morgan Chase. The aggregate principal amount of the purchase was $45,600 and the aggregate principal amount of the offering was $475,000,000. The purchase price was $19.00 and the offering price at the close of the first full business day on which any sales were made was $19.00. The commission, spread or profit was $1.0925. The transaction complied with Rule 10f-3 of the Investment Company Act of 1940 and the Registrant's Board of Directors, including a majority of the independent directors, determined that the transaction was in compliance with the Registrant's Rule 10f-3 procedures.

Series Number 14: ING American Century Small Cap Value Portfolio purchased Quality Distribution, Inc. on 11/06/03. The underwriter from whom the issue was purchased was Legg Mason. The name of the affiliated underwriter was JP Morgan Chase. The aggregate principal amount of the purchase was $20,400 and the aggregate principal amount of the offering was $119,000,000. The purchase price was $17.00 and the offering price at the close of the first full business day on which any sales were made was $17.00. The commission, spread or profit was $1.19. The transaction complied with Rule 10f-3 of the Investment Company Act of 1940 and the Registrant's Board of Directors, including a majority of the independent directors, determined that the transaction was in compliance with the Registrant's Rule 10f-3 procedures.

Series Number 17: ING MFS Global Growth Portfolio purchased China Life Insurance Company Limited on 12/11/03. The underwriter from whom the issue was purchased was CS First Boston. The name of the affiliated underwriter was ING Furman Setz. The aggregate principal amount of the purchase was $40,000,000 and the aggregate principal amount of the offering was $6,147,059,000. The purchase price was $3.625HKD. The commission, spread or profit was $79.10. The transaction complied with Rule 10f-3 of the Investment Company Act of 1940 and the Registrant's Board of Directors, including a majority of the independent directors, determined that the transaction was in compliance with the Registrant's Rule 10f-3 procedures.

Series Number 1: ING Salomon Brothers Aggressive Growth Portfolio purchased Cancervax Corp. on 10/29/03. The underwriter from whom the issue was purchased was Lehman Brothers. The name of the affiliated underwriter was Citigroup Global Markets Inc. The aggregate principal amount of the purchase was 102,900 shares and the aggregate principal amount of the offering was 6,000,000 shares. The purchase price was $12.00. The commission, spread or profit was $0.46. The transaction complied with Rule 10f-3 of the Investment Company Act of 1940 and the Registrant's Board of Directors, including a majority of the independent directors, determined that the transaction was in compliance with the Registrant's Rule 10f-3 procedures.